Prudential Investment Portfolios, Inc. 6
Semi-Annual period ending 2-28-15
File No. 811-04024


SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios 6, which is comprised of the Prudential California Muni Income Fund (the
"Fund"), approved the following proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,008,036.955      99.294%       86.402%
WITHHELD         120,984.382       0.706%        0.614%

 (b) Kevin J. Bannon;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,051,228.656      99.546%       86.621%
WITHHELD          77,792.681       0.454%        0.395%

(c) Linda W. Bynoe;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,024,038.706     99.388%        86.483%
WITHHELD         104,982.631      0.612%         0.533%

(d) Keith F. Hartstein;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,051,228.656     99.546%        86.621%
WITHHELD          77,792.681      0.454%         0.395%

(e) Michael S. Hyland;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,055,666.904      99.572%       86.644%
WITHHELD          73,354.433       0.428%        0.372%

(f) Stephen P. Munn;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR          17,029,247.595       99.418%       86.510%
WITHHELD         99,773.742        0.582%        0.506%

(g) James E. Quinn;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,054,263.003      99.564%        86.637%
WITHHELD          74,758.334       0.436%         0.379%

(h) Richard A. Redeker;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,029,247.595      99.418%        85.510%
WITHHELD          99,773.742       0.582%         0.506%

(i) Stephen G. Stoneburn;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,033,685.843      99.444%        86.532%
WITHHELD          95,335.494       0.556%         0.484%

(j) Stuart S. Parker;

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,055,666.904      99.572%        86.664%
WITHHELD          73,354.433       0.428%         0.372%

(k) Scott E. Benjamin; and

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           17,051,228.656       99.546%       86.621%
WITHHELD          77,792.681        0.428%        0.395%

(l) Grace C. Torres.

               SHARES VOTED     % OF VOTED     % OF TOTAL

FOR           16,998,126.742      99.236%        86.352%
WITHHELD         130,894.595       0.764%         0.664%

The special meeting of shareholders of the Fund held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                     SHARES VOTED     % OF VOTED     % OF TOTAL

FOR                 4,749,750.194       27.711%        24.129%
AGAINST               240,210.114        1.402%         1.220%
ABSTAIN               246,509.217        1.438%         1.252%
BROKER NON-VOTE    11,904,107.256       69.449%        60.474%

TOTAL              17,140,576.781      100.000%        87.075%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                      SHARES VOTED     % OF VOTED     % OF TOTAL


FOR                  3,025,914.581        17.654%      15.372%
AGAINST              1,931.657.277        11.270%       9.813%
ABSTAIN                278,897.667         1.627%       1.417%
BROKER NON-VOTE     11,904,107.256        69.449%      60.474%

TOTAL               17,140,576.781       100.000%      87.075%